Exhibit 4.1

VOYA FINANCIAL, INC.

VOYA HOLDINGS INC.

5.050% Senior Notes due 2036

TENTH SUPPLEMENTAL INDENTURE

Dated as of March 2, 2026

to the Indenture Dated as of July 13, 2012

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS

Section 1.01.	Certain Terms Defined in the Indenture; Additional Terms	2

ARTICLE 2
FORM AND TERMS OF THE NOTES

Section 2.01.	Form and Dating	3
Section 2.02.	Transfer and Exchange	4
Section 2.03.	Paying Agent	5
Section 2.04.	Terms of the Notes	5
Section 2.05.	Optional Redemption	6
Section 2.06.	Applicability of Certain Provisions of the Indenture in respect of the Notes	6

ARTICLE 3
MISCELLANEOUS

Section 3.01.	Trust Indenture Act Controls	8
Section 3.02.	Governing Law	8
Section 3.03.	Payment of Notes	8
Section 3.04.	Multiple Counterparts	9
Section 3.05.	Severability	9
Section 3.06.	Relation to Indenture	9
Section 3.07.	Ratification	9
Section 3.08.	Effectiveness	10
Section 3.09.	Trustee Not Responsible for Recitals or Issuance of Securities	10

ARTICLE 4
GENERAL GUARANTEE AGREEMENT

Section 4.01.	General Guarantee Agreement Inapplicable	10

EXHIBITS

EXHIBIT A Form of Note

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Exhibit 4.1

TENTH SUPPLEMENTAL INDENTURE

TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”), dated as of March 2, 2026, among VOYA FINANCIAL, INC., a Delaware corporation (the “Company”), having its principal executive offices at 200 Park Avenue, New York, New York 10166, VOYA HOLDINGS INC., a Connecticut corporation, as the initial Subsidiary Guarantor hereunder, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company (formerly known as ING U.S., Inc.), the initial Subsidiary Guarantor (formerly known as Lion Connecticut Holdings Inc.) and the Trustee (as successor in interest to U.S. Bank National Association) executed and delivered an Indenture, dated as of July 13, 2012 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture.

WHEREAS, the issuance and sale of $400,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 5.050% Senior Notes due 2036 and, if and when issued, any Additional Notes, as provided herein (the “Notes”), to be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantors, have been authorized by resolutions adopted by the Board of Directors of the Company and the board of directors of the initial Subsidiary Guarantor.

WHEREAS, the Company desires to issue and sell $400,000,000 aggregate principal amount of the Notes on the date hereof, to be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantor in accordance with Article 12 of the Indenture.

WHEREAS, Sections 2.01 and 10.01 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Indenture.

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes.

WHEREAS, all things necessary to make this Tenth Supplemental Indenture a legal, valid and binding supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and, in the case of the Notes, the purchase of the Notes by the Holders thereof, the Company, the initial Subsidiary Guarantor and the Trustee mutually covenant and agree, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined in the Indenture; Additional Terms.

(a) For purposes of this Tenth Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.

(b) The following capitalized terms used herein shall be defined accordingly:

“Agent Member” means a member of, or a participant in, the Depository.

“Additional Notes” shall have the meaning set forth in Section 2.04(b).

“Depository” with respect to the Notes, shall have the meaning set forth in Section 2.01(a).

“DTC” means The Depositary Trust Company.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Global Note” means a Note in the form of a Global Security issued to the Depository or its nominee, substantially in the form of Exhibit A.

“H.15 TCM” shall have the meaning set forth in the definition of “Treasury Rate.”

“Par Call Date” means December 2, 2035.

“Remaining Life” shall have the meaning set forth in the definition of “Treasury Rate.”

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent H.15 under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the remaining life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and

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one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the remaining life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the remaining life, the yield for the single Treasury constant maturity on H.15 closest to the remaining life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE 2

FORM AND TERMS OF THE NOTES

Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual or by facsimile. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, and the Company, the initial Subsidiary Guarantor, and the Trustee, by their execution and delivery of this Tenth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

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(a) Global Notes. The Notes shall be issued initially in the form of one or more fully registered Global Securities, which shall initially be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company, authenticated by the Trustee and with guarantees endorsed thereon as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

The Global Notes may not be transferred except by the Depository, in whole and not in part, to another nominee of the Depository or to a successor of the Depository or its nominee. If at any time the Depository for the Notes notifies the Company that the Depository is unwilling to continue as Depository for the Global Notes or ceases to be a clearing agency, or if the Company so elects or if there is an Event of Default under the Notes, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note, which the Depository will distribute to its participants.

(b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Notes deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions.

Agent Members will have no rights under this Tenth Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Tenth Supplemental Indenture or the Notes, and nothing herein will impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(c) Certificated Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to a Global Note. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 2.02. Transfer and Exchange. The transfer or exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Indenture and the procedures of the Depository therefor. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Note.

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Section 2.03. Paying Agent. The Company appoints the Trustee as the initial agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes, and the Corporate Trust Office be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, pursuant to which the Notes are to be issued may be served. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which the paying agent acts.

Section 2.04. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “5.050% Senior Notes due 2036.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, shall be $400,000,000. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) of a series having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue date, the public offering price and, in some cases, the first Interest Payment Date and interest accrual date, provided that no Event of Default with respect to the Notes shall have occurred and be continuing, provided further that unless any such Additional Notes are issued in a “qualified reopening,” are treated as part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes, or are issued with less than a de minimis amount of original issue discount, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on March 2, 2036.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 5.050% per annum; the date from which interest shall accrue on the Notes shall be March 2, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 2 and September 2 of each year, beginning September 2, 2026 (whether or not a Business Day), provided, that interest payable at the Stated Maturity or upon redemption will be paid to the person to whom principal is payable; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Person in whose name the Notes (or one or more predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date, provided, that interest payable at the Stated Maturity or upon redemption will be paid to the person to whom principal is payable. Payment of principal and interest on the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

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(e) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in United States Dollars.

Section 2.05. Optional Redemption.

Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Calculations and selections in the foregoing will be made by the Company or on its behalf by a person designated by the Company; provided, however, that such calculations and selections shall not be a duty or obligation of the Trustee under the Indenture.

Notice of any redemption will be mailed (or, so long as the Notes are held in the form of one or more Global Notes deposited with DTC, otherwise transmitted in accordance with the procedures of DTC) at least 10 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address.

Section 2.06. Applicability of Certain Provisions of the Indenture solely in respect of the Notes.

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(a) Paragraph (a) of Section 3.04 Notice of Redemption of the Indenture shall be amended to add the following as the final paragraphs of such Paragraph (a) solely in respect of the Notes:

“Any notice of redemption of Securities to be redeemed at the option of the Company additionally may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be delayed or rescinded by the Company if it determines that any or all such conditions will not be satisfied by the Redemption Date, and, in the event that the notice of redemption is rescinded by the Company, such notice of redemption shall be of no further force or effect and the Company shall not be required to redeem the applicable Securities on the Redemption Date or otherwise.

In the event a notice of redemption contains such a condition or conditions and the Company determines that any or all such conditions will not be satisfied prior to the Redemption Date, the Company shall provide written notice to the Trustee prior to the close of business at least two (2) Business Days prior to the Redemption Date. Such notice may provide that the notice of redemption will be delayed or shall be rescinded and the redemption will occur at a later time or shall not occur, as applicable, as determined by the Company in accordance with the preceding paragraph and, upon receipt of such notice, the notice of redemption shall be delayed or rescinded, as applicable, and the redemption will be delayed or shall not occur, as provided in such notice. Upon receipt of such notice, the Trustee shall provide such notice to each Holder of the applicable Securities in the same manner in which the notice of redemption was provided.”

(b) Section 3.06 Securities Payable on Redemption Date of the Indenture shall be deleted, amended and restated in its entirety to read as follows solely in respect of the Notes:

“(a) Notice of redemption having been given as aforesaid, and, in the case of a conditional notice of redemption, not thereafter rescinded in accordance with Section 3.04, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.07.

(b) Except in the case of a redemption of Securities to be redeemed at the option of the Company where the notice of redemption therefor has been rescinded, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”

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(c) Subsection (i) of Paragraph (a) of Section 5.06 Limitation on Liens of the Indenture is hereby amended and restated in its entirety as follows solely in respect of the Notes:

“(i) Voya Holdings Inc., Voya Retirement Insurance and Annuity Company, ReliaStar Life Insurance Company or Voya Investment Management LLC;”

(d) Paragraph (b) of Section 5.07 Limitation on Disposition of Stock of Certain Subsidiaries of the Indenture is hereby amended and restated in its entirety as follows solely in respect of the Notes:

(i) adding the word “or” at the end of subsection (ii).

(ii) deleting the “; or” at the end of subsection (iii) and adding a “.” at the end of such subsection.

(iii) deleting in its entirety subsection (iv).

(e) The last sentence of Paragraph (a) of Section 6.01 Company May Consolidate Etc., Only on Certain Terms of the Indenture, is hereby deleted in its entirety solely in respect of the Notes.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Trust Indenture Act Controls. If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Tenth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Tenth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Tenth Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.02. Governing Law. This Tenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.03. Payment of Notes. Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to certificated Notes, the Company will make all payments through the Paying Agent by mailing a check to each Holder’s registered address; provided, however, that payments may also be made, in the case of a Holder of at least $1.0 million aggregate principal amount of Notes, by wire transfer to the account specified by the Holder thereof.

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Section 3.04. Multiple Counterparts. The parties may sign multiple counterparts of this Tenth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Tenth Supplemental Indenture. The words “execution”, “signed”, “signature” and words of like import in this Tenth Supplemental Indenture and in the Indenture shall include images of manually executed signatures transmitted by email or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by Electronic Means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Company Request, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, Guarantee, Subsidiary Guarantee supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing Electronic Means and formats and (b) all references in this Tenth Supplemental Indenture or the Indenture to the execution or attestation of any Security by means of a manual, facsimile or electronic signature shall be deemed to include signatures that are made or transmitted by any of the foregoing Electronic Means or formats. The Company agrees to assume all risks arising out of the use of digital signatures, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 3.05. Severability. Each provision of this Tenth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Tenth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.06. Relation to Indenture. This Tenth Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this Tenth Supplemental Indenture) shall apply to the series of Securities established by this Tenth Supplemental Indenture but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 3.07. Ratification. The Indenture, as supplemented and amended by this Tenth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Tenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Tenth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented and amended by this Tenth Supplemental Indenture.

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Section 3.08. Effectiveness. The provisions of this Tenth Supplemental Indenture shall become effective as of the date hereof.

Section 3.09. Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

ARTICLE 4

GENERAL GUARANTEE AGREEMENT

Section 4.01. General Guarantee Agreement Inapplicable. Without in any way limiting the obligations of the Company or any Subsidiary Guarantor hereunder, the General Guarantee Agreement dated April 17, 2012 by Voya Holdings Inc. in favor of each person to whom the Company may owe any obligations evidenced by senior unsecured debentures, notes or similar debt instruments issued by the Company shall be inapplicable to the Securities. The Trustee shall not be entitled to enforce any rights under the General Guarantee Agreement with respect to any Securities or other obligation under this Tenth Supplemental Indenture. The Trustee waives all rights and remedies it may have under the General Guarantee Agreement with respect to any obligation under this Tenth Supplemental Indenture. For the avoidance of doubt, any obligation under this Tenth Supplemental Indenture is not an obligation as defined in the General Guarantee Agreement. This Article 4 does not in any way limit any obligation of the Company under any Securities or any Subsidiary Guarantor under its Subsidiary Guarantee.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.

By:	/s/ Michelle P. Luk
Name: Michelle P. Luk
Title: Senior Vice President, Treasurer

By:	/s/ John T. Cordes
Name: John T. Cordes
Title: Vice President, Assistant Treasurer

VOYA HOLDINGS INC.

By:	/s/ Michelle P. Luk
Name: Michelle P. Luk
Title: Senior Vice President, Treasurer

By:	/s/ John T. Cordes
Name: John T. Cordes
Title: Vice President, Assistant Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

[Signature Page to Tenth Supplemental Indenture]

EXHIBIT A

Form of 5.050% Senior Note due 2036

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

VOYA FINANCIAL, INC.

5.050% Senior Note due 2036

Fully, Irrevocably and Unconditionally Guaranteed by Voya Holdings Inc.

Principal Amount: $___________

No. ____

CUSIP: 929089 AK6

ISIN: US929089AK67

Voya Financial, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of $__________ on March 2, 2036 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from March 2, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 5.050% per annum, on March 2 and September 2 (each such date, an “Interest Payment Date”), commencing September 2, 2026, until the principal hereof is paid or made available for payment.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Persons in whose names this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest, which shall be fifteenth calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date, provided, that interest payable at the Maturity Date or upon redemption will be paid to the person to whom principal is payable. Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of July 13, 2012, among the Company, Voya Holdings Inc., as the initial Subsidiary Guarantor, and U.S. Bank Trust Company, National Association (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented and amended by an Tenth Supplemental Indenture thereto, dated as of March 2, 2026 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantor party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “5.050% Senior Notes due 2036” (collectively, the “Notes”), initially limited in aggregate principal amount to $400,000,000.

Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires; provided that unless any such Additional Securities are issued in a “qualified reopening”, are treated as part of the same issue as the Notes for U.S. federal income tax purposes, or are issued with less than a de minimis amount of original issue discount, such Additional Securities shall have a separate CUSIP number.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Redemption and Repurchase. The Notes are subject to optional redemption as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to the Notes.

Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens or the ability of the Company to consolidate, merge or sell, transfer or lease all or substantially all of its assets.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.

Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

No Recourse Against Others. No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered a reasonable indemnity to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding

Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated: _______________

VOYA FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Tenth Supplemental Indenture.

Dated: _______________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: Authorized Signatory

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Attach to Global Note only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

VOYA FINANCIAL, INC.

5.050% Senior Note due 2036

Fully, Irrevocably and Unconditionally Guaranteed by Voya Holdings Inc.

The initial principal amount of this Global Note is $400,000,000. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian